Exhibit 99.1

PRELIMINARY PROXY-SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

P R O X Y C A R D

The undersigned appoints Vishal Kapoor and Kenneth Clifford, and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes such person to represent and to vote, as designated on the reverse side, all common stock of Amplitude Healthcare Acquisition Corporation (“AMHC”) which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held on September 22, 2021 at 10:00 a.m. Eastern, via live webcast at the following address: https://www.cstproxy.com/amplitudehealthcareacquisition/sm2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4(a) THROUGH (h), 5, 7, 8 AND 9 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

	Please mark vote as indicated in this example	☒

THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1-3, 4(a) through (h), 5, 7, 8 AND 9 BELOW AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 6 BELOW.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to (a) adopt and approve the Business Combination Agreement, dated as of May 5, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among AMHC, Ample Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMHC (“Merger Sub”), and Jasper Therapeutics, Inc., a Delaware corporation (“Jasper”), pursuant to which Merger Sub will merge with and into Jasper, with Jasper surviving the merger as a wholly owned subsidiary of AMHC (together with the other transactions described in the Business Combination Agreement, the “Business Combination”) (the time that the Business Combination becomes effective being referred to as the “Effective Time”) and (b) approve the Business Combination.

Subject to the terms and conditions set forth in the Business Combination Agreement, at the Effective Time:

(i)           each outstanding share of Jasper common stock and Jasper preferred stock will be automatically cancelled, extinguished and converted into the applicable number of shares of New Jasper Voting Common Stock or, in certain circumstances, New Jasper Non-Voting Common Stock (together with New Jasper Voting Common Stock, “New Jasper Common Stock”), based on Jasper’s equity value,

(ii)          each outstanding vested and unvested option to purchase shares of Jasper’s common stock will be canceled in exchange for a comparable option to purchase shares of New Jasper Voting Common Stock, based on Jasper’s equity value, and

(iii)         each unvested award of restricted shares of Jasper’s common stock will be converted into a comparable right to receive restricted shares of New Jasper Common Stock, based on Jasper’s equity value.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Charter Amendment Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, a proposed amended and restated certificate of incorporation (the “Proposed Charter”), which will amend and restate AMHC’s current amended and restated certificate of incorporation (the “Current Charter”), and which Proposed Charter will be in effect when duly filed with the Secretary of State of the State of Delaware in connection with the closing of the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Bylaws Amendment Proposal — consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed amended and restated bylaws (the “Proposed Bylaws”), which will amend and restate AMHC’s current bylaws.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Advisory Charter Amendment Proposal — consider and vote upon a proposal to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the United States Securities and Exchange Commission as eight separate sub-proposals:

(a) Advisory Charter Proposal A — to change the corporate name of New Jasper to “Jasper Therapeutics, Inc.”;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(b) Advisory Charter Proposal B — to increase AMHC’s capitalization so that it will have 490,000,000 authorized shares of voting common stock, 2,000,000 authorized shares of non-voting common stock and 10,000,000 authorized shares of preferred stock;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c)  Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New Jasper’s then-outstanding shares of capital stock entitled to vote generally in the election of directors (provided that as of the three-year anniversary of the Closing Date, such reference to “66⅔%” shall be deemed to be “50%”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(d)  Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66⅔% of New Jasper’s then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (provided that as of the three-year anniversary of the Closing Date, such reference to “66⅔%” shall be deemed to be “50%”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(e) Advisory Charter Proposal E — to provide that amendments to the Proposed Bylaws will require the approval of at least 66⅔% of New Jasper’s then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single-class (provided that as of the three-year anniversary of the Closing Date, such reference to “66⅔%” shall be deemed to be “50%”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(f) Advisory Charter Proposal F — to make New Jasper’s corporate existence perpetual as opposed to AMHC’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(g) Advisory Charter Proposal G — to remove the provision that allows certain stockholders to act by written consent as opposed to holding a stockholders meeting; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(h) Advisory Charter Proposal H — to remove the current limitation in place on the corporate opportunity doctrine.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Nasdaq Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, (a) the issuance of up to 27,500,000 newly issued shares of New Jasper Common Stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus and (b) the PIPE Investment.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Director Election Proposal — consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of the following five directors who, upon consummation of the Business Combination, will become directors of New Jasper:

(i)        Kurt von Emster, Class I Director;

(ii)      Anna French, D.Phil, Class II Director;

(iii)       Judith Shizuru, M.D., Ph.D., Class II Director;

(iv)       William Lis, Class III Director; and

(v)       Christian W. Nolet, Class III Director.

	FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ______

Proposal No. 7 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan, a copy of which is appended to the accompanying proxy statement/prospectus as Annex D, which will become effective as of the date immediately preceding the date of the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — The ESPP Proposal — consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan, a copy of which is appended to the accompanying proxy statement/prospectus as Annex E, which will become effective as of the date immediately preceding the date of the closing of the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9 — The Adjournment Proposal — approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Bylaws Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal, or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2021

(Signature)

(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.